Exhibit 99.1

Horizon Technology Finance Provides Second Quarter 2021 Portfolio Update

- Originates $67.3 Million of New Loans -

- Grows Debt Portfolio Quarter-over-Quarter -

- Record Committed Backlog of $143.5 Million -

Farmington, Connecticut – July 7, 2021 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon,” “We,” “Our” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the second quarter ended June 30, 2021.

“The second quarter was very productive for Horizon, as it originated over $67 million of loans to new and existing portfolio companies,” said Gerald A. Michaud, President of Horizon. “Horizon also completed the quarter with a record committed backlog of $143.5 million of debt investments. The venture lending brand and platform of Horizon and its investment adviser, Horizon Technology Finance Management LLC (“HTFM”), continues to resonate with emerging and innovative companies and their investors. In addition to its originations and backlog success, Horizon received $38 million in loan prepayments during the quarter, which is a testament to the success of our predictive pricing strategy. The prepayments provided Horizon with additional fee income and accelerated interest income. With Horizon’s committed backlog and HTFM’s deep pipeline of new investment opportunities for Horizon, we expect to continue driving portfolio growth and additional value to Horizon’s shareholders in the second half of 2021.”

Second Quarter 2021 Portfolio Update

Originations

During the second quarter of 2021, a total of $99.3 million of loans funded through the HTFM platform, including nine loans totaling $67.3 million funded by Horizon as follows:

•	$22.5 million to a new portfolio company which aims to build, own and operate the first commercial space station.
•	$12.5 million to a new portfolio company, Cerecor, Inc., a biopharmaceutical company focused on developing and commercializing treatments for rare pediatric and orphan diseases.
•	$10.0 million to an existing portfolio company, an innovator in digital health and remote patient monitoring, focusing on providing cardiac monitors.
•	$7.5 million to a new portfolio company, TemperPack Technologies, Inc., a manufacturer of sustainable insulated packaging for perishable last mile deliveries.
•	$5.0 million to a new portfolio company, a developer of next-generation bispecific immunotherapies for cancer.
•	$5.0 million to an existing portfolio company, Provivi, Inc., a developer of cost-effective natural crop protection products which utilize pheromones to disrupt the typical insect mating cycle.
•	$2.5 million to a new portfolio company, a developer of affordable, direct-to-consumer electric scooters.
•	$2.0 million to a new portfolio company, LiquiGlide, Inc., a developer of frictionless technology that eliminates product and packaging waste.
•	$0.3 million to an existing portfolio company.

Liquidity Events

Horizon experienced liquidity events from five portfolio companies in the second quarter of 2021, including principal prepayments of $38.1 million and receipt of warrant and equity proceeds totaling $2.8 million, compared to $17.2 million of principal prepayments and $0.8 million of warrant proceeds during the first quarter of 2021:

•	In April, Kate Farms, Inc. prepaid its outstanding principal balance of $15.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in the company.
•	In April, xAD, Inc. prepaid its outstanding principal balance of $8.1 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in the company.
•	In June, Horizon received proceeds of $1.2 million from the sale of its equity in Lightspeed POS Inc. (NYSE: LSPD).
•	In June, Keypath Education Holdings, Inc. prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon also received proceeds totaling $1.6 million from the redemption of warrants it held in the company.
•	In June, Celsion Corporation prepaid its outstanding principal balance of $5.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in the company.

Principal Payments Received

During the second quarter of 2021, Horizon received regularly scheduled principal payments on investments totaling $3.0 million, compared to regularly scheduled principal payments totaling $4.7 million during the first quarter of 2021.

Commitments

During the quarter ended June 30, 2021, Horizon closed new loan commitments totaling $96.8 million to eight companies, compared to new loan commitments of $48.5 million to six companies in the first quarter of 2021.

Pipeline and Term Sheets

As of June 30, 2021, Horizon’s unfunded loan approvals and commitments (“Committed Backlog”), all priced at floating interest rates, were $143.5 million to 21 companies. This compares to a Committed Backlog of $94.0 million to 18 companies as of March 31, 2021. Horizon’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing.

During the quarter, HTFM signed term sheets which may result in Horizon and HTFM’s other managed funds providing up to an aggregate of $174.0 million of new debt investments. Horizon and such funds ended the quarter with $174.0 million of unfunded loan approvals and commitments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by Horizon.

Capital Markets Activity – Warrant and Equity Portfolio

As of June 30, 2021, Horizon held a portfolio of warrant and equity positions in 72 portfolio companies, including 61 private companies, which provides the potential for future additional returns to Horizon’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819